SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2003

FLEET HOME EQUITY LOAN, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-53662	04-3544150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Federal Street

Boston, Massachusetts 02110

 (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code (617) 434-2200

Item 5.  Other Events.

Fleet National Bank (the “Seller”) registered up to $2,500,000,000 aggregate principal amount of asset-backed certificates and asset-backed bonds under Rule 415 of the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on form S-3, including a prospectus (Registration Statement File No. 333-53662) (the “Registration Statement”).  Pursuant to the Registration Statement, the seller filed a Prospectus Supplement, dated April 15, 2003, and a Prospectus, dated April 15, 2003 (together, the “Prospectus”), relating to $775,800,000 (approximate) aggregate principal amount of Asset-Backed Notes, Series 2003-1 (the “Notes”), issued by Fleet Home Equity Loan Trust 2003-1 (the “Trust”) on April 25, 2003 (the “Closing Date”).

The Notes represent undivided beneficial ownership interests in the Trust, which was created pursuant to the Trust Agreement (the “Trust Agreement”) dated as of April 16, 2003, as amended and restated in the Amended and Restated Trust Agreement (the “Amended and Restated Trust Agreement”) dated as of April 15, 2003 each among the Seller, as seller, Fleet Home Equity Loan, LLC, as depositor (the “Depositor”), and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”).  On the Closing Date, the corpus of the Trust consisted primarily of a pool (the “Mortgage Pool”) of home equity mortgage loans (the “Mortgage Loans”).

The description of the Mortgage Pool in the Prospectus contained information only with respect to the Mortgage Loans as of the Statistical Calculation Date.  This Current Report on Form 8-K is being filed to provide information about the Mortgage Loans in order to update the description of the Mortgage Pool contained in the Prospectus.

Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Prospectus.  The Prospectus has been filed with Securities and Exchange Commission pursuant to Rule 424(b)(2) under file number 333-53662.

Item 7.  Financial Statements: Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(a)

Not applicable.

(b)

Exhibits:

99.1

Final Mortgage Pool Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 Date:

May 23, 2003

FLEET HOME EQUITY LOAN, LLC

By: /s/Jeffrey Lipson

Name:

Jeffrey Lipson

Title:

Vice President

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

99.1

Final Mortgage Pool Data

EXHIBIT 99.1